UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 24, 2020

CLEVELAND-CLIFFS INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Public Square,	Suite 3300,	Cleveland,	Ohio	44114-2315
(Address of Principal Executive Offices)				(Zip Code)
Registrant's telephone number, including area code: (216) 694-5700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
Common Shares, par value $0.125 per share	CLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On September 28, 2020, Cleveland-Cliffs Inc., an Ohio corporation (the “Company”), and ArcelorMittal S.A., an entity formed under Luxembourg law (“ArcelorMittal S.A.”), entered into a Transaction Agreement (the “Transaction Agreement”), pursuant to which ArcelorMittal has agreed to sell to the Company substantially all of the operations of ArcelorMittal USA LLC, a Delaware limited liability company, and its subsidiaries (“ArcelorMittal USA”) for an aggregate purchase price of approximately $1.4 billion, consisting of (i) $505 million in cash, (ii) 78,186,671 common shares, par value $0.125 per share, of the Company (“Common Shares”) and (iii) 583,273 shares of a new series of the Company’s Serial Preferred Stock, Class B, without par value ("Class B Preferred Stock"), to be designated as the “Series B Participating Redeemable Preferred Stock” at closing (the “Transaction”). The cash portion of the purchase price is subject to customary working capital and purchase price adjustments. The Transaction is subject to customary closing conditions, including the receipt of required regulatory approvals in identified jurisdictions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Act.
The Company and ArcelorMittal S.A. have made customary representations, warranties and covenants in the Transaction Agreement. In addition, the Company and ArcelorMittal S.A. have agreed, among other things, to covenants relating to (i) the conduct of ArcelorMittal S.A. and its subsidiaries and affiliates, including ArcelorMittal USA, and the Company and its subsidiaries and affiliates during the interim period between the execution of the Transaction Agreement and the consummation of the Transaction, (ii) the use of their respective reasonable best efforts, subject to certain exceptions, to obtain governmental and regulatory approvals, and (iii) non-solicitation and exclusivity obligations of ArcelorMittal S.A. relating to competing transaction proposals.
The Transaction Agreement contains certain termination rights that may be exercised by either the Company or ArcelorMittal S.A., including in the event that (i) both parties agree by mutual written consent to terminate the Transaction Agreement, (ii) the Transaction is not consummated by June 28, 2021, which date may be extended by up to three months if certain conditions to closing have not been satisfied, and (iii) any order permanently restraining, enjoining or otherwise prohibiting consummation of the Transaction becomes final and non-appealable.
Series B Participating Redeemable Preferred Stock
The Series B Participating Redeemable Preferred Stock will rank senior to the Common Shares with respect to dividend rights and rights on the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of, and certain bankruptcy events involving, the Company. Each share of Series B Participating Redeemable Preferred Stock will entitle its holder to receive a multiple, initially equal to 100 (subject to certain anti-dilution adjustments, the “Applicable Multiple”), of the aggregate amount per share of all dividends declared on the Common Shares. In addition, from and after the 24-month anniversary of the issue date (the “24-Month Anniversary”), each holder of a share of Series B Participating Redeemable Preferred Stock will be entitled to receive cash dividends (the “Additional Dividends”) accruing and compounding on a daily basis at the initial rate of 10% per annum on the sum of (i) the Applicable Multiple then in effect times the volume-weighted average price of the Common Shares for the 20 consecutive trading days ending on the trading day immediately preceding the 24-Month Anniversary and (ii) the amount of accumulated and unpaid dividends on the Series B Participating Redeemable Preferred Stock to, but not including, the 24-Month Anniversary, if any, which rate will increase by 2% per annum at the end of each six-month period following the 24-Month Anniversary. Additional Dividends will be payable, when, as and if declared by the Company’s Board of Directors (the “Board”), in quarterly installments.
The Series B Participating Redeemable Preferred Stock will be redeemable, in whole or in part, at the Company’s option at any time and from time to time on and after the date that is 180 days after the issue date at a redemption price per share equal to the Applicable Multiple then in effect times the volume-weighted average price of the Common Shares for the 20 consecutive trading days ending on the trading day immediate preceding the date fixed for redemption, plus accumulated and unpaid dividends to, but not including, the redemption date.
In the event of a change of control of the Company, the Series B Participating Redeemable Preferred Stock will be subject to mandatory redemption at a redemption price per share equal to the Applicable Multiple then in effect times the volume-weighted average price of the Common Shares for the 20 consecutive trading days ending on the trading day immediately preceding the closing date of the transaction constituting such change of control.

In addition, pursuant to the terms of the Series B Participating Redeemable Preferred Stock, the Company will be restricted from effecting any merger or consolidation with or into another entity unless the Series B Participating Redeemable Preferred Stock remains outstanding following the merger or consolidation, is exchanged for new preferred stock with substantially identical terms or is to be redeemed in connection with the closing of such merger or consolidation.
In addition to the foregoing, the Series B Participating Redeemable Preferred Stock will be subject to the express terms of the Class B Preferred Stock as set forth in the Fourth Amended Articles (as defined below), except that holders of Series B Participating Redeemable Preferred Stock, in their capacity as such, will not have the right to vote with the other series of Class B Preferred Stock then outstanding, if any, voting separately as a class, for the election of additional directors of the Company upon certain defaults by the Company in the payment of dividends, as provided in the Fourth Amended Articles. Each of the rights, preferences and privileges specific to the Series B Participating Redeemable Preferred Stock will be set forth in a certificate of designations to be filed with the Secretary of State for the State of Ohio (the “Ohio Secretary of State”) in connection with the closing of the Transaction.
Investor Rights Agreement
Pursuant to the Transaction Agreement, the Company and ArcelorMittal S.A. will enter into an investor rights agreement (the “Investor Rights Agreement”) in connection with the closing of the Transaction. The Investor Rights Agreement will provide ArcelorMittal S.A. with customary demand and piggyback registration rights with respect to the Common Shares issued in connection with the Transaction. In addition, for a period ending on the five-year anniversary of the effective date of the Investor Rights Agreement, ArcelorMittal S.A. will (i) be subject to certain standstill restrictions, including, but not limited to, that it and its affiliates will be restricted from acquiring beneficial ownership of 20% or more of the then-outstanding Common Shares, making certain communications to other shareholders of the Company and otherwise acting to control or influence the Board or the Company’s management, and (ii) agree to cause 50% of the Common Shares beneficially owned by it and its affiliates to be voted in accordance with the recommendations of the Board and cause the other 50% of the Common Shares beneficially owned by it and its affiliates to be voted, at ArcelorMittal S.A.’s election, either (A) in the same proportion as votes are cast by holders of Common Shares (other than the Company and its affiliates) or (B) in accordance with the recommendations of the Board, including, in each case, with respect to the election of directors of the Company.
The Investor Rights Agreement will also provide that, without the written consent of the Company, ArcelorMittal S.A. will not, and will cause its affiliates not to, directly or indirectly, in one or more transactions, sell, assign or otherwise encumber, whether pursuant to a loan, pledge or otherwise, through swap or hedging transactions or otherwise (each, a “Transfer”), (i) any Common Shares for a period ending on the six-month anniversary of the effective date of the Investor Rights Agreement and (ii) 50% or more, in the aggregate, of the number of Common Shares held by ArcelorMittal S.A. and its affiliates during the period commencing on the six-month anniversary of the effective date of the Investor Rights Agreement and ending on the first anniversary of the effective date of the Investor Rights Agreement. On and following the one-year anniversary of the effective date of the Investor Rights Agreement, ArcelorMittal S.A. and its affiliates will be permitted to Transfer 100% of the Common Shares held by them, subject to certain restrictions on Transfers to persons whose beneficial ownership of Common Shares following any such Transfer would exceed 5% or 10% of the then-outstanding Common Shares.
Other Agreements
In connection with the Transaction, the Company and ArcelorMittal S.A. expect to enter into a license agreement, supply agreement and transition services agreement to facilitate the Company's operation of ArcelorMittal USA following the closing of the Transaction.

Item 3.02.	Unregistered Sales of Equity Securities.
The information regarding the offer, issuance and sale of the Common Shares and Series B Participating Redeemable Preferred Stock pursuant to the Transaction Agreement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The offer, issuance and sale of the Common Shares and Series B Participating Redeemable Preferred Stock pursuant to the Transaction Agreement will be undertaken in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 24, 2020, the Company, with the prior approval of the Board, filed a Certificate of Amendment (the “Amendment”) to its Third Amended Articles of Incorporation, as amended, with the Ohio Secretary of State. The Amendment, which was effective upon filing, deletes Subdivision A-1 of Division A of Article Fourth of the Company’s Third Amended Articles of Incorporation, as amended, which designates and fixes the terms of the Company’s 7.00% Series A Mandatory Convertible Preferred Stock, Class A, as there are no longer any outstanding shares of such series.
On September 25, 2020, the Company, with the prior approval of the Board, filed its Fourth Amended Articles of Incorporation (the “Fourth Amended Articles”) with the Ohio Secretary of State. The Fourth Amended Articles, which were effective upon filing, consolidate all amendments to the Company’s Third Amended Articles of Incorporation that were previously filed with the Ohio Secretary of State, inclusive of (i) the Certificate of Amendment to the Third Amended Articles of Incorporation of the Company filed April 26, 2017 (which increased the total number of authorized Common Shares from 407,000,000 to 607,000,000), (ii) the Certificate of Amendment to the Third Amended Articles of Incorporation, as amended, of the Company filed August 15, 2017 (which changed the name of the Company from “Cliffs Natural Resources Inc.” to “Cleveland-Cliffs Inc.”) and (iii) the Amendment.
The foregoing descriptions of the Amendment and the Fourth Amended Articles are qualified by reference to the full text of the Amendment and the Fourth Amended Articles, copies of which are filed with this Current Report on Form 8-K as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.
On September 28, 2020, the Company issued a press release announcing the execution of the Transaction Agreement. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “would,” “target” and similar expressions, as well as variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed Transaction and the anticipated benefits thereof. These and other forward-looking statements reflect the Company’s current beliefs and judgments and are not guarantees of future results or outcomes. Forward-looking statements are based on assumptions and estimates that are inherently affected by economic, competitive, regulatory, and operational risks and uncertainties and contingencies that may be beyond the Company’s control. They are also subject to inherent risks and uncertainties that could cause actual results or performance to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include (i) the completion of the proposed Transaction on the anticipated terms and timing or at all, including the receipt of regulatory approvals and anticipated tax treatment, (ii) potential unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, economic performance, indebtedness, financial condition, losses and future prospects, (iii) the ability of the Company to integrate its and ArcelorMittal USA’s businesses successfully and to achieve anticipated synergies, (iv) business and management strategies for the management, expansion and growth of the combined company’s operations following the consummation of the proposed Transaction, (v) potential litigation relating to the proposed Transaction that could be instituted against the Company or its officers and directors, (vi) the risk that disruptions from the proposed Transaction will harm ArcelorMittal USA’s or the Company’s businesses, including current plans and operations, (vii) the ability of ArcelorMittal USA or the Company to retain and hire key personnel, (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Transaction, (ix) severe financial hardship, bankruptcy, temporary or permanent shutdowns or operational challenges, due to the ongoing COVID-19 pandemic or otherwise, of one or more of the Company’s major customers, including customers in the automotive market, key suppliers or contractors, which, among other adverse effects, could lead to reduced demand for the Company’s products, increased difficulty collecting receivables, and customers and/or suppliers asserting force majeure or other reasons for not performing their contractual obligations to the Company, (x) the Company’s ability to realize the anticipated benefits of the acquisition of AK Steel Holding Corporation and its consolidated subsidiaries (collectively, “AK Steel”) and to successfully integrate the businesses of AK Steel into its existing businesses, including uncertainties associated with maintaining relationships with customers, vendors and employees, as well as realizing additional future synergies, (xi) uncertainty as to the long-term value of the Company’s common stock, (xii) continued availability of capital and financing and rating agency actions, (xiii) legislative, regulatory and economic developments and (xiv) unpredictability and severity of catastrophic events, including acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. Other factors that may present significant additional obstacles to the realization of forward-looking statements or which could have a material adverse effect on the Company’s consolidated financial condition, results of operations, credit rating or liquidity are contained in the Company’s periodic reports filed with the Securities and Exchange Commission, including in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020. The Company assumes no obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits.
Exhibit Number	Description

3.1	Certificate of Amendment to the Third Amended Articles of Incorporation, as amended, of Cleveland-Cliffs Inc., as filed with the Secretary of State for the State of Ohio on September 24, 2020.
3.2	Fourth Amended Articles of Incorporation of Cleveland-Cliffs Inc., as filed with the Secretary of State for the State of Ohio on September 25, 2020.
99.1	Cleveland-Cliffs Inc. published a news release on September 28, 2020, captioned “Cleveland-Cliffs Inc. to Acquire ArcelorMittal USA.”
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEVELAND-CLIFFS INC.

Date:	September 28, 2020	By:	/s/ James D. Graham
		Name:	James D. Graham
		Title:	Executive Vice President, Chief Legal Officer & Secretary